Ocwen Financial Corporation®

FOR IMMEDIATE RELEASE                FOR FURTHER INFORMATION CONTACT:
Stephen Swett or Brad Cohen
T: (203) 682-8200
E: shareholderrelations@ocwen.com
or
Michael R. Bourque
Executive Vice President & Chief Financial Officer
T: (340) 713-7760
E: Michael.Bourque@Ocwen.com

OCWEN FINANCIAL ANNOUNCES REPURCHASE
FROM WL ROSS & CO. MANAGED FUNDS

Atlanta, GA – (July 14, 2014) Ocwen Financial Corporation, (NYSE:OCN), a leading financial services holding company, announced that earlier today the 62,000 outstanding shares of its Series A Perpetual Convertible Preferred Stock ("Preferred Stock") were converted into common stock and immediately repurchased and cancelled.
“This transaction is in addition to our strategy to repurchase shares of common stock roughly equivalent to our prior period earnings pursuant to our previously announced share repurchase program,” commented Bill Erbey, Ocwen’s Executive Chairman.  “It is an effective way for us to reduce the number of shares outstanding without materially reducing our stockholders equity.  Additionally, it reduces the dilution impact on our existing common shareholders and eliminates future preferred dividends.  We are also pleased that Wilbur Ross will remain on the Ocwen Board of Directors.”
Wilbur Ross added, “This sale was made to provide liquidity to maturing funds and does not reflect a change in our enthusiasm for Ocwen and its management, or my continuing role on the Ocwen Board of Directors.”

Repurchase Letter Agreement
On July 14, 2014, Ocwen entered into a Repurchase Letter Agreement with funds managed by WL Ross & Co. pursuant to which the 62,000 outstanding shares of its Preferred Stock were converted into common stock and immediately repurchased and cancelled. The aggregate purchase price was approximately $72.3 million. The price of approximately $37 per share was derived based on the 10-day volume weighted average price on July 7.
Additional detail on the Repurchase Letter Agreement may be found in Ocwen’s filings with the Securities and Exchange Commission.

About Ocwen Financial Corporation
Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, is engaged in the servicing and origination of mortgage loans. Ocwen is headquartered in Atlanta, Georgia, and has additional offices and operations in the District of Columbia, California, Florida, Iowa, New Jersey, Pennsylvania, Texas, the United States Virgin Islands, India, the Philippines and Uruguay. Utilizing proprietary technology, global infrastructure and world-class training and processes, we provide solutions that help homeowners and make our clients' loans worth more. Additional information is available at www.Ocwen.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.
Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to grow and adapt our business, including the availability of new loan servicing and other accretive business opportunities; uncertainty related to acquisitions, including our ability to close acquisitions and to integrate the systems, procedures and personnel of acquired assets or businesses; our ability to effectively manage our regulatory and contractual compliance obligations; uncertainty related to claims, litigation, inquiries and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices; our ability to successfully modify delinquent loans, manage foreclosures and sell foreclosed properties; our ability to effectively manage our exposure to interest rate changes; uncertainty related to general economic and market conditions, delinquency rates, home prices and disposition timelines on foreclosed properties; as well as other risks detailed in Ocwen’s reports and filings with the Securities and Exchange Commission (SEC), including its annual report on Form 10-K for the year ended December 31, 2013 and its quarterly report on Form 10-Q for the quarter ended March 31, 2014. No assurances can be given as to the amount of shares that Ocwen may repurchase pursuant to its previously announced share repurchase program in any given period. Ocwen may use SEC Rule 10b5-1 plans in connection with its share repurchase program. Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on its website.

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